UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 28, 2007
SERVICE CORPORATION INTERNATIONAL
(Exact name of registrant as specified in its charter)
Commission File Number 1-6402-1

Texas (State or other jurisdiction of Incorporation or organization)	74-1488375 (IRS Employer Identification No.)
1929 ALLEN PARKWAY, HOUSTON, TEXAS 77019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 522-5141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Entry into a Severance Agreement; Termination of Employment Agreement.
On December 28, 2007, the Company entered into an Executive Retirement and Consulting Agreement and General Release (the “Retirement Agreement”) with Mr. James M. Shelger, its former Senior Vice President, General Counsel and Secretary. A copy of the Retirement Agreement is attached hereto as Exhibit 10.1.
The Retirement Agreement requires Mr. Shelger to provide consultation services, without compensation, between December 31, 2007 (the “Retirement Date”) and December 31, 2009. As a retirement payment, Mr. Shelger will receive a total gross amount of $800,000.00, paid in bi-weekly installments of $15,384.62, commencing July 1, 2008 and continuing through June 30, 2010. Mr. Shelger will receive a bonus of $372,000.00, less withholdings, in accordance with the Company’s 2007 Incentive Compensation Plan. As of the Retirement Date, Mr. Shelger will be vested in 505,500 performance units under the Company’s Performance Unit Plan. As a severance benefit, Mr. Shelger will also receive a supplemental bonus payment of $40,000.00, less withholdings. The Retirement Agreement provides that Mr. Shelger will be entitled to his vested account balance under the Company’s Deferred Compensation Plan, and the Company shall make an additional contribution to Mr. Shelger’s account of $147,684.00, which he would have been entitled to under the Company’s standard funding practices. The Retirement Agreement provides upon the Retirement Date, Mr. Shelger will immediately become 100% vested in all of his outstanding stock option awards and all services and transfer restrictions applicable to his restricted stock awards shall lapse. The Retirement Agreement provides the Company shall pay Mr. Shelger an amount equal to the applicable premium payments for life insurance polices for the 2008 and 2009 calendar years, increased to reimburse Mr. Shelger for all applicable taxes. The Retirement Agreement permits Mr. Shelger to continue to participate in the Company’s group health plan at the premium rate as offered to active employee through June 30, 2009, and entitles Mr. Shelger to reimbursements of certain medical premium expenses for the period between July 1, 2009 and December 31, 2009.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit 10.1	Executive Retirement and Consulting Agreement and General Release, dated December 28, 2007, by and between SCI Executive Services, Inc. and James M. Shelger.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 2, 2008

SERVICE CORPORATION INTERNATIONAL
By:	/s/ Gregory T. Sangalis
Gregory T. Sangalis
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Executive Retirement and Consulting Agreement and General Release, dated December 28, 2007, by and between SCI Executive Services, Inc. and James M. Shelger.